                                                                     EXHIBIT 5.1
                                January 31, 1997



SyQuest Technology, Inc.
47071 Bayside Parkway
Fremont, CA  94538

          Re: SyQuest Technology, Inc. Registration Statement on Form S-8 1997 Accrued Vacation Exchange Plan
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Ladies and Gentlemen:

          Reference is made to the Registration Statement on Form S-8 filed by SyQuest Technology, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the proposed issuance and sale by the Company of up to 300,000 shares of Company Common Stock, par value $.001 per share (the "Common Stock"). As counsel for the Company in connection with the registration, we render the opinion set forth below.

          We have examined, and are familiar with, originals or copies, certified or otherwise authenticated to our satisfaction, of documents, corporate records and other writings which we consider relevant for the purpose of this opinion. We have also reviewed the Restated Certificate of Incorporation, as amended, the Bylaws and pertinent resolutions of the Board of Directors and the shareholders of the Company. In addition, we have ascertained or verified other facts which we deem relevant for the purpose of this opinion.

          In connection with this examination, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

          Based upon the foregoing, and such other legal considerations as we deem appropriate, we are of the opinion that:

          The maximum of 300,000 shares of Common Stock proposed to be sold by the Company under the terms of the Company's 1997 Accrued Vacation Exchange Plan (the "Plan"), when sold and issued in accordance with the terms of the Plan and the Form of Election set forth as Exhibit 4.1 to the Registration Statement, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    SHARTSIS, FRIESE & GINSBURG, LLP



                                    /s/ Shartsis, Friese & Ginsburg, LLP
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